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                                                                   EXHIBIT 10.7


                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT


                  THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of April __, 1998 (this "Amendment"), is entered into by and between HEALTH VALLEY COMPANY, a Delaware corporation whose address is 16100 Foothill Boulevard, Irwindale, California 91706 (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association whose address is 135 South LaSalle Street, Chicago, Illinois 60603 (the "Bank").

                  WHEREAS, the Borrower and the Bank are parties to an Amended and Restated Loan Agreement dated as of October 31, 1996 (as amended, the "Credit Agreement"; capitalized terms use herein without definition shall have the meanings set forth in the Credit Agreement); and

                  WHEREAS, the Borrower has requested (i) that the Credit Agreement be amended to change certain financial covenants and (ii) that the Bank agrees to waive a default existing as a result of financial covenant breaches as of December 31, 1997, and the Bank has agreed, subject to the terms and conditions contained herein, to so amend the Credit Agreement and waive such defaults.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                        ARTICLE I - DEFAULTS AND WAIVER.

                  1.1 For purposes of this Amendment, the "Existing Default" shall mean the Event of Default existing on this date under Section 8.10 of the Credit Agreement for failure by the Borrower to maintain a Fixed Charge Coverage Ratio for the twelve month period ending as of December 31, 1997 of at least 1.25:1.00.

                  1.2 Subject to and upon the terms and conditions hereof (including, without limitation, the occurrence of the Effective Date), the Bank hereby waives the Existing Default.

                  1.3 Nothing contained herein shall be deemed a waiver of (or otherwise affect the Bank's ability to enforce) any other Default or Event of Default, including without limitation (i) any Default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Default (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Default), and
(ii) any Default or Event of Default arising at any time after the Effective Date and which is the same as any of the Existing Default.


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                             ARTICLE II - AMENDMENTS

                  In reliance on the Borrower's representations and warranties, as of the date hereof the Bank hereby agrees to the following amendments to the Credit Agreement:

                  2.1 Section 8.9 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "Section 8.9 Minimum Current Ratio. The Borrower shall, at all times during each of the periods specified below, maintain a Current Ratio of not less:


                                                                                      Current Ratio Shall Not
          From and Including                       To and Including                        Be Less Than:
            January 1, 1007                        December 31, 1997                          0.70:1.0
            January 1, 1998                        December 31, 1998                          0.80:1.0
            January 1, 1999                        December 31, 1999                          1.00:1.0
            January 1, 2000                   the Term Loan A Termination                    1.25:1.0"
                                                         Date


                  2.2 Section 8.10 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                  "Section 8.10 Fixed Charge Coverage Ratio. The Borrower shall, as of the last day of each calendar month for the then ending twelve month periods described below, during each of the periods specified below, maintain the ratio of (i) the difference of (a) EBITDA minus (i) the sum of (I) capital expenditures expended plus (II) federal, state and local income taxes (determined in each case for the twelve calendar months then ended) to (ii) Fixed Charges for the same twelve month period then ended (the "Fixed Charge Coverage Ratio") of (A) not less than 1.10 to 1.0, for the twelve calendar month periods ending as of the last day of each calendar month commencing with the month ending January 31, 1998 through and including the month ending May 31, 1998 (i.e., the twelve month period ending January 31, 1998, the twelve month period ending February 28, 1998, etc...), (B) not less than 0.90 to 1.0, for the twelve calendar month periods ending as of the last day of each calendar month commencing with the month ending June 30, 1998 through and including the month ending November 30, 1998, and (C) not less than 1.10 to 1.0, for each twelve calendar month period ending as of the last day of each calendar month thereafter through and including the Term Loan A Termination Date."


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                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

                  The Borrower hereby represents and warrants to the Bank that:

                  3.1 Reaffirmation of Representations. Subject to the Existing Default, the representations and warranties contained in Section 7 of the Credit Agreement, as amended hereby, are true and correct in all material respects as of the date hereof as though made on the date hereof and with the same effect as though applied to the Credit Agreement as modified hereby.

                  3.2 Amendment. The Borrower is duly authorized to execute and deliver this Amendment. The execution and delivery by the Borrower of this Amendment does not and will not require any consents or approvals, and does not conflict with, or result in a default under, any provision of law or of the Borrower's charter or bylaws or of any agreement binding on the Borrower. This Amendment is the legal, valid and binding obligation of the Borrower.

                  3.3 Default. After giving effect to this Amendment no Default or Event of Default shall exist.

                              ARTICLE IV - GENERAL

                  4.1 Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Amendment when taken together will be deemed to be but one and the same Amendment.

                  4.2 Effectiveness. Upon satisfaction of each of the following conditions (the "Effective Date"), this Amendment shall become effective as of the date hereof (provided, the amendment in Section 2.2 hereof shall be retroactively effective to January 1, 1998) and the Bank shall so inform the Borrower thereof:

                  (i) receipt by the Bank of counterparts of this Amendment executed by the Borrower;

                  (ii) receipt by the Bank of an officer's certificate for the Borrower attaching copies of the corporate resolutions adopted in connection with the transactions contemplated hereby;

                  (iii) payment by the Borrower to the Bank of the costs and expenses referred to in Section 4.7; and

                  (iv) such other documents which may be reasonably requested by the Bank.


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                  4.3 Limited Amendments and Waivers. The amendments and waivers contained herein are limited precisely to their terms and shall not constitute an amendment or waiver generally or for any other purpose.

                  4.4 Reaffirmation. As herein modified, the Credit Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

                  4.5 Reservation of Rights. The Borrower acknowledges and agrees that neither the Bank's forbearance in exercising its rights and remedies in connection with the Existing Default, nor the execution and delivery by the Bank of this Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Bank to forbear or execute similar amendments or waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Bank to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to the Existing Default or this Amendment.

                  4.6 References. On and after the Effective Date, each reference in the Credit Agreement, the Loan Documents and the related documents to "Credit Agreement," "this Agreement" or words of like import, shall unless the context otherwise requires, be deemed to refer to the Credit Agreement as modified hereby.

                  4.7 Costs and Expenses. The Borrower agrees to pay all reasonable fees and out-of-pocket costs and expenses of the Bank (including reasonable attorneys fees and expenses of counsel to the Bank) in connection with the preparation, execution and delivery of this Amendment.

                  4.8 Binding Agreement. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      HEALTH VALLEY COMPANY


                                      By /s/ Diane J. Beardsley
                                        ----------------------------------------
                                      Name: Diane J. Beardsley
                                      Title: Sr. VP-CFO

                                      LASALLE NATIONAL BANK


                                      By /s/ Scott R. Thick
                                        ----------------------------------------
                                      Title: Officer



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